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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 33-04615, No. 333-33336
and No. 333-70948 on Form S-8 of American Healthways, Inc. of our report dated October 16, 2001 (November 26, 2001 with respect to the stock split described in Note 13) appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2001.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
November 26, 2001